Exhibit j.2.

FOREIGN CUSTODY MANAGER AGREEMENT

AGREEMENT made as of June 9, 2023 by and between Polen Credit Opportunities Fund (the “Fund”) and The Bank of New York Mellon (“BNY”).

W I T N E S S E T H:

WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. "Board" shall mean the board of trustees of the Fund.

2. "Eligible Foreign Custodian" shall have the meaning provided in the Rule.

3. "Monitoring System" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

4. "Responsibilities" shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

5. "Rule" shall mean Rule 17f-5 under the Investment Company Act of 1940.

6. "Specified Country" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York Mellon as custodian (the "Custodian") under its Custody Agreement with the Fund.

ARTICLE II.

BNY AS A FOREIGN CUSTODY MANAGER

l. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund’s assets would exercise.

3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund’s foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

ARTICLE III.

RESPONSIBILITIES

l. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b)  determine that the Fund’s foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund’s assets based on the standards specified in paragraph (c)(l) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1)  of the Rule  and the performance of the contract governing such arrangement; and (e) advise the Fund whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d)  no longer meets the requirements of the Rule.

2. For purposes of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

ARTICLE IV.

REPRESENTATIONS

1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund’s execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present in-person or telephonically, and (c) the Board or an investment advisor to the Fund has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

ARTICLE V.

CONCERNING BNY

1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such cost, expense, damage, liability or claim arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof. In no event shall the Fund be liable to BNY or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed in writing.

4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

ARTICLE VI.

MISCELLANEOUS

1. This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 240 Greenwich Street, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 301 Bellevue Parkway, Wilmington, DE 19809, Attn: Joel L. Weiss or at such other place as the Fund may from time to time designate in writing.

4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund and BNY each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

POLEN CREDIT OPPORTUNITIES FUND

By:	/s/ Joel L. Weiss
Name:	Joel L. Weiss
Title:	President and Chief Executive Officer

THE BANK OF NEW YORK MELLON

By:	/s/ Andrew Mutschler
Name:	Andrew Mutschler
Title:	Director, Relationship Manager

SCHEDULE I

Market Name	Subcustodian
Argentina	Citibank Argentina, Buenos Aires
Argentina	Citibank Argentina, Buenos Aires
Australia	Citigroup Pty Limited
Australia	Citigroup Pty Limited
Australia	The Hongkong and Shanghai Banking Corporation Limited Australia Branch
Australia	The Hongkong and Shanghai Banking Corporation Limited Australia Branch
Austria	UniCredit Bank Austria AG
Bahrain	HSBC Bank Middle East Limited, Manama
Bangladesh	Hongkong and Shanghai Banking Corporation, Dhaka
Belgium	The Bank of New York Mellon SA/NV
Belgium	The Bank of New York Mellon SA/NV
Benin	Société Générale Côte d'Ivoire, Abidjan
Bermuda	HSBC Bank Bermuda Limited, Hamilton
Botswana	Stanbic Bank Botswana Ltd
Botswana	Stanbic Bank Botswana Ltd
Botswana	Stanbic Bank Botswana Ltd.
Brazil	Citibank N.A., Brazilian Branch
Brazil	Citibank N.A., Brazilian Branch
Brazil	Citibank N.A., Brazilian Branch
Bulgaria	Citibank Europe plc, Bulgarian Branch
Bulgaria	Citibank Europe plc, Bulgarian Branch
Burkina Faso	Société Générale Côte d'Ivoire, Abidjan
Canada	CIBC Mellon Trust Company
Cayman Islands	See United States of America / The Bank of New York Mellon
Channel Islands	See United States of America / The Bank of New York Mellon
Chile	Banco Santander Chile
Chile	Itaú CorpBanca S.A.
China - Shanghai B shares	HSBC Bank (China) Company Limited
China - Shanghai A shares	HSBC Bank (China) Company Limited
China - Shenzhen B shares	HSBC Bank (China) Company Limited
China - Shenzhen A shares	HSBC Bank (China) Company Limited
China - CIBM	HSBC Bank (China) Company Limited
China - CIBM	HSBC Bank (China) Company Limited
China - Shanghai A shares	Bank of China
China - Shenzhen A shares	Bank of China
China -CIBM	Bank of China
China -CIBM	Bank of China
Colombia	Cititrust S.A., Bogota
Colombia	Cititrust S.A., Bogota
Costa Rica	Banco Nacional de Costa Rica
Croatia	Privredna Banka Zagreb d.d.
Cyprus	Citibank Europe Plc, Greece Branch
Czech Republic	Citibank Europe plc

Czech Republic	Citibank Europe plc
Denmark (For T2S EUR and DKK settlement)	Skandinaviska Enskilda Banken AB, Copenhagen Branch
Egypt	HSBC Bank Egypt S.A.E.
Egypt	HSBC Bank Egypt S.A.E.
Estonia	SEB Pank AS
Eswatini	Standard Bank Eswatini Ltd, Mbabane
Euromarkets - Clearstream	Clearstream Banking S.A.
Euromarkets - Euroclear	Euroclear Bank
Euromarkets - Euroclear - Fund Settle	For Fundsettle related services please contact your Relationship Executive
Finland	Skandinaviska Enskilda Banken, Helsinki branch
France	The Bank of New York Mellon SA/NV
France	BNP Paribas Securities Services, Paris
Germany	The Bank of New York Mellon SA/NV, Asset Servicing, Niederlassung Frankfurt am Main
Ghana	Stanbic Bank of Ghana Limited
Greece	Citibank Europe Plc, Greece Branch
Greece	Citibank Europe Plc, Greece Branch
Guinea Bissau	Société Générale Côte d'Ivoire, Abidjan
Hong Kong	Citibank N.A. Hong Kong Branch
Hong Kong	Citibank N.A. Hong Kong Branch
Hong Kong	Hongkong and Shanghai Banking Corporation, Hong Kong
Hong Kong	Hongkong and Shanghai Banking Corporation, Hong Kong
Hungary	Citibank Europe plc. Hungarian Branch Office
Iceland	Landsbankinn hf.
India	Deutsche Bank AG Mumbai
India	Deutsche Bank AG Mumbai
India	Deutsche Bank AG Mumbai
India	Hongkong and Shanghai Banking Corporation, Mumbai
India	Hongkong and Shanghai Banking Corporation, Mumbai
India	Hongkong and Shanghai Banking Corporation, Mumbai
Indonesia	Deutsche Bank AG, Jakarta
Indonesia	Deutsche Bank AG, Jakarta
Ireland	Euroclear Bank
Ireland	Euroclear Bank
Israel	Bank Hapoalim B.M.
Italy	The Bank of New York Mellon SA/NV
Ivory Coast	Société Générale Côte d'Ivoire, Abidjan
Japan	MUFG Bank, Ltd.
Japan	MUFG Bank, Ltd.
Japan	Mizuho Bank, Ltd
Japan	Mizuho Bank, Ltd
Jordan	Standard Chartered Bank, Jordan Branch
Jordan	Standard Chartered Bank, Jordan Branch
Kazakhstan	Citibank Kazakhstan JSC
Kenya	Stanbic Bank Kenya Limited
Kenya	Stanbic Bank Kenya Limited

Kuwait	HSBC Bank Middle East, Kuwait
Latvia	AS SEB banka
Lithuania	SEB Bankas, Vilnius
Luxembourg	Euroclear Bank SA/NV
Malaysia	Standard Chartered Bank Malaysia Berhad (Effective November 14, 2022)
Malaysia	Standard Chartered Bank Malaysia Berhad (Effective November 14, 2022)
Malaysia	Deutsche Bank (Malaysia) Berhad
Malaysia	Deutsche Bank (Malaysia) Berhad
Malawi	Standard Bank PLC
Mali	Société Générale Côte d'Ivoire, Abidjan
Malta	The Bank of New York Mellon SA/NV, Asset Servicing, Niederlassung Frankfurt am Main
Mauritius	Hongkong and Shanghai Banking Corporation, Ebene
Mexico	Banco S3 Mexico S.A.
Mexico	Citibanamex
Morocco	Citibank Maghreb
Namibia	Standard Bank Namibia Ltd
Netherlands	The Bank of New York Mellon SA/NV
New Zealand	The Hongkong and Shanghai Banking Corporation Limited, New Zealand Branch
Niger	Société Générale Côte d'Ivoire, Abidjan
Nigeria	Stanbic IBTC Bank PLC
Nigeria	Stanbic IBTC Bank PLC
Norway	Skandinaviska Enskilda Banken AB, Oslo Branch
Oman	HSBC Bank Oman S.A.O.C.
Pakistan	Deutsche Bank AG Karachi Branch
Pakistan	Deutsche Bank AG Karachi Branch
Panama	Citibank N.A., Panama Branch, Panama City
Peru	Citibank N.A., Sucursal de Lima
Philippines	Standard Chartered Bank, Philippines Branch (Effective October 24, 2022)
Philippines	Standard Chartered Bank, Philippines Branch (Effective October 24, 2022)
Philippines	Deutsche Bank AG, Manila
Philippines	Deutsche Bank AG, Manila
Poland	Bank Pekao SA
Poland	Bank Pekao SA
Portugal	Citibank Europe Plc
Qatar	HSBC Bank Middle East Limited, Doha
Qatar	Qatar National Bank
Romania	Citibank Europe plc. Romania Branch
Romania (Including T2S EUR settlement)	Citibank Europe plc. Romania Branch
Russia	AO CITIBANK MOSCOW
Russia	PJSC ROSBANK
Saudi Arabia	HSBC Saudi Arabia
Senegal	Société Générale Côte d'Ivoire, Abidjan
Serbia	UniCredit Bank Serbia JSC
Singapore	DBS Bank Ltd., Singapore
Singapore	DBS Bank Ltd., Singapore

Singapore	Standard Chartered Bank (Singapore) Limited
Singapore	Standard Chartered Bank (Singapore) Limited
Slovak	Citibank Europe plc, pobocka zahranicnej banky
Slovenia	UniCredit Banka Slovenia d.d.
South Africa	The Standard Bank of South Africa Limited
South Africa	The Standard Bank of South Africa Limited
South Africa	The Standard Bank of South Africa Limited
South Africa	Standard Chartered Bank, Johannesburg branch
South Africa	Standard Chartered Bank, Johannesburg branch
South Africa	Standard Chartered Bank, Johannesburg branch
South Korea	Hongkong and Shanghai Banking Corporation, Seoul
South Korea	Deutsche Bank AG, Seoul
Spain	Caceis Bank Spain, S.A.U.
Spain	Banco Bilbao Vizcaya Argentaria, Madrid
Sri Lanka	Hongkong and Shanghai Banking Corporation, Colombo
Sri Lanka	Hongkong and Shanghai Banking Corporation, Colombo
Sweden	Skandinaviska Enskilda Banken, Stockholm
Switzerland	UBS Switzerland AG
Switzerland (For T2S EUR settlement)	UBS Switzerland AG
Switzerland (For T2S EUR settlement)	Credit Suisse Switzerland Ltd
Switzerland	Credit Suisse Switzerland Ltd
Taiwan	HSBC Bank (Taiwan) Limited
Taiwan	HSBC Bank (Taiwan) Limited
Tanzania	Stanbic Bank Tanzania Limited
Thailand	Hongkong and Shanghai Banking Corporation, Bangkok
Thailand	Hongkong and Shanghai Banking Corporation, Bangkok
Togo	Société Générale Côte d'Ivoire, Abidjan
Tunisia	Union Internationale de Banques
Turkey	Deutsche Bank A.S., Istanbul
Turkey	Deutsche Bank A.S., Istanbul
Uganda	Stanbic Bank Uganda Limited
Uganda	Stanbic Bank Uganda Limited
Ukraine	JSC “Citibank”
United Arab Emirates	HSBC Bank Middle East Limited, Dubai
United Arab Emirates	HSBC Bank Middle East Limited, Dubai
United Arab Emirates	HSBC Bank Middle East Limited, Dubai
United Arab Emirates	HSBC Bank Middle East Limited, Dubai
United Kingdom	The Bank of New York Mellon
United Kingdom	The Bank of New York Mellon
United States	The Bank of New York Mellon, New York
United States	The Bank of New York Mellon, New York
Uruguay	Banco Itaù Uruguay S.A.
Uruguay	Banco Itaù Uruguay S.A.
Vietnam	HSBC Bank (Vietnam) Ltd
Zambia	Stanbic Bank Zambia Ltd.

Zambia	Stanbic Bank Zambia Ltd.
Zimbabwe	Stanbic Bank Zimbabwe Limited
Zimbabwe	Stanbic Bank Zimbabwe Limited
Zimbabwe	Stanbic Bank Zimbabwe Limited
Zimbabwe	Stanbic Bank Zimbabwe Limited